CONTACT:

Brainerd Communicators
Ray Yeung (Media)
yeung@braincomm.com
Corey Kinger (Investors)
kinger@braincomm.com
212.986.6667

TMNG GLOBAL REFINES ITS ORGANIZATIONAL STRUCTURE AND APPOINTS SUSAN SIMMONS CHIEF OPERATING OFFICER

Company Integrates Business Units into Single Organization

Overland Park, KS – January 22, 2014 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries, today announced that it has named Susan Simmons as Chief Operating Officer.  In this position, in addition to being the head of corporate strategy, she is responsible for leading the Company’s global consulting and technical delivery teams, as well as managing all sales support and product management functions.  Ms. Simmons was most recently Senior Vice President and Managing Director of the Company’s CSMG strategy practice.

The appointment is being made in conjunction with a broader initiative to better align the Company’s go-to-market and service delivery capabilities. Under the new corporate structure, TMNG has collapsed its business units and is now organized as a more integrated firm with separation of sales and delivery functions designed to increase focus and accountability and to maximize opportunities in serving telecommunications, media and technology customers.  Sales teams are now organized around client accounts regionally, focused on UK/Europe and North America, with delivery teams also being connected globally to maximize intellectual property creation and sharing.

Donald Klumb, Chief Executive Officer of TMNG Global, noted, “We have reached a major milestone in TMNG’s corporate transformation efforts to optimize our consulting and expand the technology solutions businesses. Over the past year, we have been collaborating far more extensively across business units, and we have now formalized our efforts, tearing down the business unit walls and assigning new leadership functions designed to increase focus, efficiency and accountability and to maximize opportunities with our clients.”

“TMNG has made significant strides over the past two years in redefining our strategy, innovating our offerings and becoming a more team-based and collaborative company. I look forward to managing the global delivery team as we further our efforts to evolve our business model and to continue to generate positive return on investment for our TMT customers,” said Susan Simmons, Chief Operating Officer.

About TMNG Global
TMNG Global (NASDAQ: TMNG) is a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries.  TMNG Global and its divisions, CSMG and Cartesian, and a team of approximately 500 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1,200 communications clients worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the Company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully complete and implement the proposed strategic partnership; conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

# # #